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                                                                   EXHIBIT j(1)

                               CONSENT OF COUNSEL

                          SHORT-TERM INVESTMENTS TRUST
                          ----------------------------


                We hereby consent to the use of our name and to the reference to our firm under the caption "General Information About the Fund - Legal Matters" in the Statements of Additional Information for the Government & Agency Portfolio, the Government TaxAdvantage Portfolio and the Treasury Portfolio, all of which are included in Post-Effective Amendment No. 34 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58287), and Amendment No. 35 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2729), on Form N-1A of Short-Term Investments Trust.




                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
March 24, 2000